EXHIBIT 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP THE ORRICK BUILDING 405 HOWARD STREET SAN FRANCISCO, CALIFORNIA 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 www.orrick.com

October 16, 2014

JMP Group LLC
600 Montgomery Street
Suite 1100
San Francisco, CA 94111

Re:  JMP Group LLC
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to JMP Group LLC, a Delaware limited liability company (the “Company”), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Agreement and Plan of Merger, dated as of August 20, 2014, by and among the Company, JMP Group Inc., a Delaware corporation, and JMP Merger Corp., a Delaware corporation (as it may be amended from time to time, the “Merger Agreement”), and in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 28,020,250 shares representing limited liability company interests in the Company (the “Shares”) to be issued in connection with the transactions contemplated by the Merger Agreement.

In such capacity, we have examined and relied upon the representations and warranties contained therein or made pursuant thereto, and on certificates of officers of the Company and of public officials as to factual matters, and upon the originals, or copies certified or otherwise identified to our satisfaction, of (i) the certificate of formation of the Company, (ii) the limited liability agreement of the Company, and (iii) such other records, documents and instruments as in our judgment are necessary or advisable in connection with rendering the opinion expressed below.

In our examination, we have assumed (a) the genuineness of all signatures of persons signing all documents in connection with which this opinion is rendered, (b) the authenticity of all documents submitted to us as originals, (c) the accuracy and completeness of all corporate records provided to us and the accuracy of the representations and warranties as to factual matters contained in or made pursuant to the Merger Agreement, (d) the conformity to original documents of all documents submitted to us as certified, conformed, reproduced or photostatic copies and the authenticity of all originals of such documents and (e) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. We have not independently established the validity of the foregoing assumptions.

In rendering the opinions set forth below, we have relied, as to all matters of fact, solely upon and assumed, without independent investigation or verification, the truth, accuracy and completeness of the representations, warranties and statements contained in the Merger Agreement and records, documents, instruments and certificates we have reviewed, including without limitation, certificates of officers of the Company and certificates of public officials.

Based on and subject to the foregoing, we are of the opinion that the Shares are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

JMP Group LLC

October 16, 2014

This opinion is limited to the limited liability company laws of the State of Delaware and the federal laws of the United States. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which is a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP